Exhibit 99.1

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

Financial Statements

December 31, 2013 and 2012

(With Independent Auditors’ Report Thereon)

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

Table of Contents

Page(s)

Independent Auditors’ Report	1

Financial Statements:

Balance Sheets	2

Statements of Income	3

Statements of Comprehensive Income (Loss)	4

Statements of Member’s Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	7–13

Independent Auditors’ Report

The Management Committee
Laredo Ridge Wind, LLC:

We have audited the accompanying financial statements of Laredo Ridge Wind, LLC, which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of income, comprehensive income (loss), member’s equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laredo Ridge Wind, LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Los Angeles, California
March 28, 2014

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

Balance Sheets

December 31, 2013 and 2012

(In thousands)

	2013	2012
Assets
Current assets:
Cash and cash equivalents	$2,911	2,735
Accounts receivable	1,436	1,364
Inventory	455	—
Prepaid expenses and other current assets	140	511
Total current assets	4,942	4,610
Noncurrent assets:
Wind energy generating system, net of accumulated depreciation of $27,328 and $17,956 in 2013 and 2012, respectively	160,012	169,384
Deferred financing costs, net	3,055	3,477
Long-term restricted cash	334	334
Inventory deposits	—	425
Total assets	$168,343	178,230
Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$326	620
Accounts payable to related parties	41	91
Accrued liabilities	182	311
Current maturities of long-term debt	2,922	2,664
Interest payable	12	12
Total current liabilities	3,483	3,698
Long-term debt	65,729	68,651
Deferred revenue, net	49,939	52,862
Long-term derivative liabilities	3,358	8,972
Asset retirement obligation	5,025	4,729
Total liabilities	127,534	138,912
Commitments and contingencies
Member’s equity	40,809	39,318
Total liabilities and member’s equity	$168,343	178,230

See accompanying notes to financial statements.

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

Statements of Income

Years ended December 31, 2013 and 2012

(In thousands)

	2013	2012
Operating revenues:
Lease revenue	$16,506	15,995
Grant revenue	2,923	2,923
Energy sales and other revenues	5	3
Total operating revenues	19,434	18,921
Operating expenses:
Depreciation and accretion	9,668	9,650
Maintenance and other operating costs	3,607	3,419
General and administrative	31	147
Total operating expenses	13,306	13,216
Income from operations	6,128	5,705
Interest expense	(4,919)	(5,110)
Net income	$1,209	595

See accompanying notes to financial statements.

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

Statements of Comprehensive Income (Loss)

Years ended December 31, 2013 and 2012

(In thousands)

	2013	2012
Net income	$1,209	595
Other comprehensive income:
Unrealized gains (losses) on derivatives qualified as cash flow hedges:
Unrealized holding gains (losses) arising during the period	5,614	(968)
Other comprehensive gain (loss)	5,614	(968)
Comprehensive income (loss)	$6,823	(373)

See accompanying notes to financial statements.

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

Statements of Member’s Equity

Years ended December 31, 2013 and 2012

(In thousands)

	Mission Wind Laredo, Inc.
				Accumulated
				other	Total
			Retained	comprehensive	member’s
	Contributions	Distributions	deficit	loss	equity
Balance at December 31, 2011	$132,810	(77,345)	(2,750)	(8,004)	44,711
Distributions to member	—	(5,020)	—	—	(5,020)
Net income	—	—	595	—	595
Other comprehensive loss	—	—	—	(968)	(968)
Balance at December 31, 2012	132,810	(82,365)	(2,155)	(8,972)	39,318
Distributions to member	—	(5,332)	—	—	(5,332)
Net income	—	—	1,209	—	1,209
Other comprehensive income	—	—	—	5,614	5,614
Balance at December 31, 2013	$132,810	(87,697)	(946)	(3,358)	40,809

See accompanying notes to financial statements.

LAREDO RIDGE WIND, LLC

(A Delaware Limited Liability Company)

Statements of Cash Flows

Years ended December 31, 2013 and 2012

(In thousands)

	2013	2012
Cash flows from operating activities:
Net income	$1,209	595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	10,090	10,089
Amortization of deferred revenue	(2,923)	(2,923)
Changes in assets and liabilities:
Accounts receivable	(72)	134
Prepaid expenses and other current assets	371	(376)
Inventory deposits	425	—
Inventory	(455)	—
Accounts payable	(344)	522
Accrued liabilities	(129)	(14)
Interest payable	—	(14)
Net cash provided by operating activities	8,172	8,013
Cash flows from investing activities:
Capital expenditures	—	(19)
Decrease in long-term restricted cash	—	83
Net cash provided by investing activities	—	64
Cash flows from financing activities:
Distributions to member	(5,332)	(5,020)
Repayment of long-term debt	(2,664)	(2,610)
Net cash used in financing activities	(7,996)	(7,630)
Net increase in cash and cash equivalents	176	447
Cash and cash equivalents at beginning of year	2,735	2,288
Cash and cash equivalents at end of year	$2,911	2,735
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$4,466	4,687

See accompanying notes to financial statements.

(1)                     The Company

Laredo Ridge Wind, LLC (the Company), a Delaware limited liability company, a wholly owned subsidiary of Mission Wind Laredo, Inc. (MWL), which is a wholly owned subsidiary of Edison Mission Wind, Inc. (EM Wind), in turn a wholly owned subsidiary of Edison Mission Energy (EME), was formed to construct  and operate a 79.9-megawatt (MW) wind powered electricity-generating system composed of 54 General Electric Company  1.5 MW generators, a power collection system, and power substation (the Windsystem) located in Boone County, Nebraska. Electricity generated by the Windsystem is sold under a power purchase agreement to Nebraska Public Power District. The Windsystem commenced commercial operations on February 1, 2011.

On December 17, 2012, EME filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the Bankruptcy Court). EME remains in possession of its property and continues its business operations uninterrupted as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and order of the Bankruptcy Court.

On October 18, 2013, EME entered into an acquisition agreement with NRG Energy, Inc. (NRG), that provides for a sale of substantially all of EME’s assets to NRG including its member interests in the Company. The sale is expected to be completed by April 2014.

A summary of the major agreements entered into by the Company is set forth below:

(a)                     Nebraska Public Power District Power Purchase Agreement

The Company sells electricity generated by the turbines to Nebraska Public Power District (NPPD) pursuant to a power purchase agreement (PPA) with a term extending for 20 years from the commercial operation date of February 1, 2011. The terms of the agreement provide for energy rates escalating by 2.5% on an annual basis, as defined in the agreement. Due to the concentration of sales to NPPD, the Company is exposed to credit risk of potential nonperformance by NPPD, which could impact liquidity if NPPD were to experience financial difficulties. As of December 31, 2013 and 2012, NPPD’s credit and long-term senior secured issuer ratings from Standard & Poor’s were A and A+, respectively; ratings from Moody’s Investors Service were A1 and A1, respectively.

(b)                     Southwest Power Pool, Inc. Standard Large Generator Interconnection Agreement

The Company entered into an interconnection agreement with Southwest Power Pool, Inc. on March 5, 2010 with a term extending for 20 years with provisions for extension.

(c)                      General Electric International, Inc. Turbine Operations Support Agreement

The Company contracted with General Electric International, Inc. (GE) to provide certain warranty, maintenance, and repair services. The agreement, including extensions, covers a five-year period, which commenced at turbine completion in November 2010. Payments are subject to an annual escalation clause. Total fees incurred for the years ended December 31, 2013 and 2012 were $1,487,000 and $1,458,000, respectively.

(d)                     Windsystem Operation and Maintenance Agreement

The Company entered into an agreement with Edison Mission Operation & Maintenance, Inc. (EMOM), a wholly owned subsidiary of EME, to provide operation and maintenance services for the balance of plant not covered by the maintenance and service agreement with GE. The agreement has

(Continued)

an initial term of five years commencing on May 27, 2010, with provision for annual automatic extension until terminated. The Company incurred costs from EMOM for the years ended December 31, 2013 and 2012 in the amounts of $552,000 and $516,000, respectively. These costs are included in maintenance and other operating costs in the statements of income.

(e)                      Wind Park Leases and Easement Agreements

The Company has entered into various lease and easement agreements, which grant the Company nonexclusive easement rights to use the land on which the turbines, the substation, operations building, access roads, and other related equipment are located. The Company is obligated to pay easement fees of $6,750 per turbine, which are adjusted annually by 2.5%, plus any crop damage fees. The Company incurred easement fees of $438,000 and $444,000 for the years ended December 31, 2013 and 2012, respectively. These costs are included in maintenance and other operating costs in the statements of income.

(2)                     Significant Accounting Policies

(a)                     Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)                     Cash and Cash Equivalents

The Company considers cash and cash equivalents to include cash and money market fund investments. The carrying value of cash and cash equivalents approximates fair value due to money market investments having original maturities of less than three months.

(c)                      Derivative Instruments

The Company uses interest rate swaps to manage its interest rate exposure on long-term debt. Authoritative guidance on derivatives and hedging establishes accounting and reporting standards for derivative instruments (including certain derivative instruments embedded in other contracts). The Company is required to record derivatives on its balance sheets as either assets or liabilities measured at fair value unless otherwise exempted from derivative treatment as a normal sale and purchase. All changes in the fair value of derivative instruments are recognized in earnings, unless specific hedge criteria are met that requires the Company to formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

The accounting guidance for cash flow hedges provides that the effective portion of gains or losses on derivative instruments designated and qualifying as cash flow hedges be reported as a component of other comprehensive income and be reclassified into earnings in the same period that the hedged transaction affects earnings. The remaining gains or losses on the derivative instruments, if any, must be recognized currently in earnings. Derivative and hedging accounting policies are discussed further in note 4 — Derivative Instruments and Risk Management.

(Continued)

(d)                     Deferred Financing Costs

Deferred financing costs consist of legal fees and closing costs incurred by the Company in obtaining its financing. These costs are amortized using the effective interest method over the term of the financial obligation. As of December 31, 2013 and 2012, accumulated amortization totaled $2,250,000 and $1,827,000, respectively. Amortization expense was $422,000 and $439,000 in 2013 and 2012, respectively, and is included in interest expense in the statements of income.

(e)                      Long-Term Restricted Cash

Long-term restricted cash consists of debt service or collateral reserves required by the Company’s debt agreements.

(f)                        Wind Energy Generating System

Plant and equipment are stated at cost. The plant balance includes all costs associated with the acquisition, development, and construction of the Windsystem. Depreciation is recorded using the straight-line method over the Windsystem’s estimated useful life of 20 years.

Expenditures for maintenance, repairs, and renewals are expensed as incurred. Expenditures for additions and improvements are capitalized.

(g)                     Impairment of Long-Lived Assets

The Company reviews the Windsystem for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of the Windsystem is measured by a comparison of its carrying amount to the future undiscounted net cash flows expected to be generated plus any incremental tax credits directly attributable to the Windsystem. If the Windsystem is considered to be impaired, the impairment recognized is measured as the amount by which its carrying amount exceeds its fair value. No impairment losses were recognized during the years ended December 31, 2013 and 2012.

(h)                     Inventory

Inventory is stated at the lower of weighted average cost or market and consists of spare parts, materials, and supplies. During the year ended December 31. 2013, amounts recorded as inventory deposits, discussed in note 2(i) — Inventory Deposits, were transferred to inventory upon the expiration of the initial two year period of the agreement with GE discussed in note 1(c) — General Electric International, Inc. Turbine Operations Support Agreement.

(i)                        Inventory Deposits

Inventory deposits include spare parts purchased pursuant to the terms of the agreement with GE. Parts acquired under this agreement are to be replenished by GE as parts are used in turbine maintenance throughout the term of the agreement. These amounts are included at cost. As discussed in note 2(h) — Inventory, amounts recorded as inventory deposits in 2012 were reclassified to inventory in 2013.

(j)                        Revenue Recognition

An assessment of revenue from electricity sales was conducted to determine whether or not the PPA with NPPD contains an embedded lease. The assessment resulted in a determination that revenue earned by the Company for sale of electricity is subject to lease accounting. However, there are no

(Continued)

minimum rental payments required under this agreement and, therefore, rental income is recorded as electricity is delivered at rates defined in the PPA. The Company accounts for renewable energy credits as a bundled component of the associated electricity, with revenue also recorded as the electricity is delivered.

The Company accounts for grant income on the deferred method and, accordingly, recognizes operating revenues related to such income over the estimated useful life of the project. In 2011, the Company received $57,492,000 in U.S. Treasury grants (cash grants, under the American Recovery and Reinvestment Act of 2009) that was recorded as deferred revenue and is amortized to income over 20 years. Pursuant to the regulations governing U.S. Treasury Grants, there is a ratable, five-year recapture period on the grant income from the date the related property was put into service if the property ceases to be used as eligible property or is disposed of to a disqualified entity. The recapture period becomes fully vested on December 31, 2015.

(k)                     Income Taxes

The Company is a single member limited liability company and is included in the consolidated return of its ultimate parent company, along with its member, EM Wind. An enterprise is required to recognize, in its financial statements, the impact of a tax position by determining if the weight of the available evidence indicates it is more likely than not, based on the technical merits, that the position will be sustained on audit. All income tax contingencies would be immaterial if they had to be recognized by the Company. However, because the entity is a limited liability entity that is included in the tax return of its parent company and is not obligated to pay any income taxes, the Company has not reflected a hypothetical tax obligation in its financial statements. If the Company had recorded income taxes, based on a hypothetical separate company return, adjusted for the use of state tax apportionment factors of the consolidated tax group, the income statements would include income tax expense of $593,000 and $1,030,000 for the years ended December 31, 2013 and 2012, respectively.

(l)                        Property Taxes

The Company’s Windsystem is valued and property taxes are assessed pursuant to Nebraska state statutes. The Company incurred property tax expense of $285,000 and $285,000 for the years ended December 31, 2013 and 2012, respectively.

(m)                  Asset Retirement Obligation

The Company accounts for its asset retirement obligation by recording the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability was initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Accretion expense is classified as part of depreciation and accretion in the accompanying statements of income.

(Continued)

The Company recorded a liability representing expected future costs associated with site reclamation, facilities dismantlement, and removal of environmental hazards as follows (in thousands):

Balance of asset retirement obligation at December 31, 2011	$4,450
Accretion expense	279
Balance of asset retirement obligation at December 31, 2012	4,729
Accretion expense	296
Balance of asset retirement obligation at December 31, 2013	$5,025

(3)                     Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (referred to as an exit price). Fair value for a liability should reflect the entity’s nonperformance risk. Fair value is determined using a hierarchy to prioritize inputs to valuation models. The hierarchy gives the highest priority to unadjusted quoted market prices in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of fair value hierarchy are:

•                              Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets and liabilities;

•                              Level 2 — Pricing inputs that include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the derivative instruments; and

•                              Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurements and unobservable.

The Company’s assets carried at fair value consist of money market funds which are classified as Level 1 as fair value is determined by observable market prices (unadjusted) in active markets. Money market funds are included in cash and cash equivalents and long-term restricted cash in the Company’s balance sheets. The Company had money market assets of $1,720,000 and $1,850,000 at December 31, 2013 and 2012, respectively.

The interest rate swap liability is classified as Level 2 as the fair value can be determined based on observable values of underlying interest rates. The Company had derivative liabilities related to interest rate swaps of $3,358,000 and $8,972,000 as of December 31, 2013 and 2012, respectively.

(4)                     Derivative Instruments and Risk Management

Interest Swap

On July 27, 2010, the Company, in conjunction with its financing, entered into 15-year amortizing interest rate swap agreements for the purpose of hedging the variability of cash flows in the interest payments due to fluctuations of the London Interbank Offered Rate (LIBOR). These interest rate swap agreements became effective on March 31, 2011 and qualify as effective cash flow hedges, whereby the hedges were reported in the Company’s balance sheets at fair value, with changes in the fair value of the hedges reflected in the statements of comprehensive income (loss). The total notional amount of the hedges was

(Continued)

$61,984,000 and $64,378,000 at December 31, 2013 and 2012, respectively. The notional amount of the interest rate swap agreements amortizes each year, such that the Company’s interest payment under the wind financing is approximately 90% hedged. The interest rate swap agreements entitle the Company to receive a floating (three-month LIBOR) rate and pay a fixed rate of 3.460%. The interest rate swap agreements expire in March 2026. The Company recognized unrealized gains (losses) of $5,614,000 and ($968,000) in other comprehensive income (loss) in 2013 and 2012, respectively.

The interest rate swap agreements convert the LIBOR-based rates (0.247% and 0.311% at December 31, 2013 and 2012, respectively) in the term loan to a fixed interest rate of 3.46%. Total interest expense related to the swap agreements was $2,043,000 and $2,001,000 for the years ended December 31, 2013 and 2012, respectively. These costs are included in interest expense in the accompanying statements of income.

(5)                     Long-Term Debt

On July 27, 2010, the Company entered into a credit agreement (the Agreement) with a group of banks for a combination of loans and letters of credit totaling $139,855,000. The Agreement provided for construction loans not exceeding $75,000,000, conversion of the construction loans to a term loan, a cash grant loan not exceeding $53,242,000, a working capital facility of $3,067,000, letters of credit supporting project agreements of $3,000,000 and a debt service reserve of $5,546,000.

On March 18, 2011, construction loans totaling $75,000,000 were converted to a 15-year term loan with a final maturity of March 31, 2026. On July 25, 2011, the Company received grant proceeds from the U.S. Department of Treasury and paid off the outstanding principal on the cash grant construction loan totaling $53,098,000. There was no borrowing under the working capital facility at December 31, 2013 and 2012.

Amounts outstanding under the Agreement bear interest at variable Eurodollar interest rates specified as LIBOR (0.247% and 0.311% at December 31, 2013 and 2012, respectively), as defined in the Agreement, plus a margin of 2.75% increasing 0.125% on the third, sixth, ninth, and twelfth anniversaries of the conversion date. Under the Agreement, interest expense for the years ended December 31, 2013 and 2012 was $2,155,000 and $2,382,000, respectively.

(Continued)

Distributions from the Company are subject to compliance with the terms and conditions defined in the Agreement, including a covenant to meet a required debt service coverage ratio of 1.20 to 1.0. At December 31, 2013, the Company is in compliance with the various restrictive covenants defined in the Agreement.

Annual maturities of long-term debt at December 31, 2013 for the next five years and thereafter are summarized as follows (in thousands):

Years ending:
2014	$2,922
2015	3,387
2016	3,457
2017	4,719
2018	5,056
Thereafter	49,110
$68,651

The carrying amount of the long-term debt approximates fair value at December 31, 2013 and 2012 due to frequent repricing of the LIBOR interest rates as defined in the Agreement.

(6)                     Related Party Transactions

In addition to the transactions and relationships described elsewhere in the footnotes to the financial statements, EME and subsidiaries of EME provide support services pursuant to various support agreements with the Company. These agreements provide for the payment of fixed fees that escalate annually, as defined in the agreements and for the reimbursement of certain insurance, consultant, and credit costs. The fixed fee commitments under the agreements total $140,000 plus escalation annually. For the years ended December 31, 2013 and 2012, the Company incurred costs totaling $147,000 and $144,000 under the agreements and reimbursements of $133,000 and $140,000. These costs are included on the statements of income in maintenance and other operating costs.

(7)                     Subsequent Events

The Company has performed an evaluation of subsequent events through March 28, 2014, which is the date the financial statements are available to be issued.